Exhibit 3.2.7

INPULSE RESPONSE GROUP, INC.

BY-LAWS

Amendment

1. Paragraph 5 of Article V of the By-Laws of InPulse Response Group, Inc. is hereby deleted in its entirety and replaced with the following:

“5. Intentionally omitted.”

2. This Amendment to the By-Laws of InPulse Response Group, Inc. shall be effective as of October 24, 2006.

BY-LAWS

OF

AMC HOLDINGS, INC.

ARTICLE I

OFFICES AND CORPORATE SEAL

1. Principal Office. In addition to its known place of business, which shall be the office of its Statutory Agent, the Corporation shall maintain a principal office in Maricopa County, Arizona.

2. Other Offices. The Corporation may also maintain offices at such other place or places, either within or outside the State of Arizona, as may be designated from time to time by the board of directors, and the business of the Corporation may be transacted at such other offices with the same effect as that conducted at the principal office.

3. Corporate Seal. A corporate seal shall not be requisite to the validity of any instrument executed by or on behalf of the Corporation, but nevertheless if in any instance a corporate seal be used the same shall be a circle having on the circumference thereof the name of the Corporation, and in the center thereof “Corporate Seal Arizona” and the year of incorporation.

ARTICLE II

SHAREHOLDERS

1. Shareholders Meetings. All meetings of the shareholders shall be held at such place as may be fixed from time to time by the board of directors, or in the absence of direction by the board of directors, by the chairman, president or secretary of the Corporation, either within or without the State of Arizona, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2. Annual Meetings. Annual meetings of the shareholders shall be held on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting. At the annual meeting, shareholders shall elect a board of directors and transact such other business as may be properly be brought before the meeting.

3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise proscribed by statute or by the Articles of Incorporation, may be called by the president and shall be called by the chairman, president or secretary at the request in writing of a majority of the board of directors or at the request in writing of shareholders owning a majority in amount of the entire capital stock of the Corporation issued, outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

4. Notice of Meetings. Written notice of the annual or special meetings stating the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the special meeting is being called, shall be given to each shareholder of record entitled to vote at such meeting not less than ten (10) days nor more than sixty (60) days before each date of the meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice. Shareholders entitled to vote at the meeting shall be determined as of four (4) o’clock in the afternoon on the day before the notice of the meeting is sent.

5. List of Shareholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order and showing the address and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder present.

6. Quorum and Adjournment. The holders of a majority of the shares issued, outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting to another time or place, without notice other than announcement at the meeting at which adjournment is taken, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

7. Majority Required. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power present, whether in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

8. Voting.

(a) Except as otherwise provided in these bylaws or any Arizona statute or in the Articles of Incorporation (i.e., nonvoting stock), each outstanding share, regardless of class, is entitled to one (1) vote on each matter voted on at a shareholders’ meeting. Only shares are entitled to vote.

(b) Absent special circumstances, the shares of the Corporation are not entitled to vote if they are owned directly or indirectly by another corporation, domestic or foreign, and the Corporation owns directly or indirectly a majority of the shares entitled to vote for directors of the other corporation. The foregoing sentence does not limit the power of the Corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

(c) Redeemable shares are not deemed to be outstanding and are not entitled to vote after notice of redemption is mailed to the holders and an amount sufficient to redeem the shares has been deposited with any bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the certificates representing the shares, inc the case of certificated shares.

9. Voting for Directors. Unless otherwise provided in the Articles of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. At each election for directors, the shareholders are entitled to cumulate their votes by multiplying the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote and casting the product for a single candidate or distributing the product among two or more candidates.

10. Proxies.

(a) A shareholder may vote its shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for it by signing an appointment form, either personally or by its attorney-in-fact.

(b) An appointment of a proxy is effective when received by the secretary of other officer or agent authorized to tabulate votes. An appointment is valid for eleven (11) months unless a different period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

11.	Action Without Meeting.

(a) Any action required or permitted by the Arizona Business Corporation Act to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of all of the outstanding shares entitled to vote with respect to the subject matter of the action. A consent signed under this Section has the effect of a meeting vote.

(b) Unless otherwise specified in the consent or consents, the action is effective on the date that the last shareholder signs the consent of consents.

12. Conference by Telephone Meetings. Shareholders may participate in a meeting of the shareholder by telephone conference or similar means of communication in which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

13. Waiver of Notice. Attendance of a shareholder at a meeting shall constitute waiver of notice of such meeting, except when such attendance at the meeting is for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any shareholder may waive notice of any annual or special meeting of shareholders by executing a written notice of waiver either before or after the time of the meeting.

ARTICLE III

DIRECTORS

1. Number. The number of directors which shall constitute the whole board of directors (sometimes referred to as the “Board”) shall be not fewer than one (1) nor more than seven (7), the exact number to be fixed from time to time by resolutions of the board of directors. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his or her successor is elected and qualified. Directors need not be residents of Arizona or shareholders of this Corporation.

2. Resignations. Any director may resign his office at any time by giving written notice of his resignation to the president or the secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if no time be specified therein, at the time of the receipt thereof, and the acceptance thereof shall not be necessary to make it effective.

3. Removal of Directors by Shareholders. The shareholders may remove one or more directors with or without cause at any time in the manner provided by statute.

4. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the shareholders or by the remaining directors then in office, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

5. Powers. The business and affairs of the Corporation shall be managed by its board of directors, which may exercise all such powers of the Corporation and do all such lawful acts as are not by statute, the Articles of Incorporation, or these By-Laws directed or required to be exercised or done by the shareholders.

6. Place of Meetings. The board of directors of the Corporation may hold meetings, both regular and special, either within or without the State of Arizona, or in any manner, including but not limited to a conference telephone call as the president or chairman of the board may select.

7. Annual Meetings. The first meeting of each newly elected board of directors shall be held immediately following the annual meeting of shareholders and in the same place as the annual meeting of shareholders, and no notice to the newly elected directors of such meeting shall be necessary in order to legally hold the meeting, providing a quorum shall be present. In the event such meeting is not held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver by all of the directors.

8. Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

9. Special Meetings. Special meetings of the board of directors may be called by the president or any two members of the Board to each director, either personally, by telegram, facsimile transmission, by telephone, by mail or at least twenty-four (24) hours (in the case of notice in person, by telegram, facsimile transmission, or by telephone) or forty-eight (48) hours (in case of notice by mail) before the time at which the meeting is to be held.

10. Quorum. A majority of the membership of the board of directors shall constitute a quorum and the concurrence of a majority of those present shall be sufficient to conduct the business of the Board, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors then present may adjourn the meeting to another time or place, without notice other than announcement at the meeting, until a quorum shall be present.

11. Action Without Meeting. Unless otherwise restricted by the Articles of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

12. Conference by Telephone Meetings. Directors may participate in a meeting of the board of directors or of a committee of the Board, by telephone conference or similar means of communication in which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

13. Executive Committee. There may at the discretion of the board of directors be an Executive Committee consisting of three (3) members of the board of directors who shall be elected by a majority of the whole Board at any meeting of the board of directors. Members of the Executive Committee shall serve at the pleasure of the board of directors and each member of the Executive Committee may be removed with or without cause at any time by resolution adopted by a majority of the whole Board. In the event any vacancy occurs in the Executive Committee, the vacancy shall be filled by the board of directors. The Executive Committee shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Corporation, but shall not possess any authority of the board of directors prohibited by law. The Executive Committee shall report on actions taken by it at the next succeeding meeting of the board of directors.

14. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed like compensation for attending Committee meetings. The amount or rate of such compensation of members of the board of directors or of Committees shall be established by the board of directors and shall be set forth in the minutes of the Board.

15. Waiver of Notice. Attendance of a director at a meeting shall constitute waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any director may waive notice of any annual, regular or special meeting of directors by executing a written notice of waiver either before or after the time of the meeting, and the notice shall be filed with the minutes or corporate records.

ARTICLE IV

OFFICERS

1. Designation of Titles. The officers of the Corporation shall be chosen by the board of directors and there initially shall be a president and a secretary/treasurer. The corporation may also have, at the discretion of the board of directors, a chairman of the Board, chief executive officer, one or more vice presidents, one or more assistant secretaries, a treasurer, and one or more assistant treasurers. Any number of offices may be held by the same person.

2. Appointment of Officers. The board of directors at its first meeting after each annual meeting of shareholders shall choose a president and a secretary, and may elect a chairman of the board, chief executive officer, one or more vice presidents, one or more assistant Secretaries, a treasurer, each of whom shall serve at the pleasure of the board of directors. The board of directors at any time may appoint such other officers and agents as it shall deem necessary to hold offices at the pleasure of the board of directors and to exercise such powers and perform such duties as shall be determined from time to time by the Board.

3. Salaries. The salaries of the officers shall be fixed from time to time by the board of directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation. The salaries of the officers or the rate by which salaries are fixed shall be set forth in the minutes of the meetings of the board of directors.

4. Reimbursement for Disallowed Expenses. Any payments made to an officer, such as salary, commission, bonus, interest, rent, medical expense reimbursement, entertainment expense incurred by him, or any other form of compensation which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service or any state taxing commission or agency shall be reimbursed by such officer to the Corporation to the full extent of such tax disallowance. Proportionate amounts may be withheld from future salaried compensation payments to the officer until the amount owing to the Corporation has been fully recovered.

5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the board of directors at any time.

6. Chairman of the Board. The chairman of the board, if one shall have been appointed and be serving, shall preside at all meetings of the board of directors and all meetings of shareholders, and shall perform such other duties as from time to time may be assigned to him or her by the board of directors.

7. Chief Executive Officer. Subject to such supervisory powers, if any, as may be given by the Board to the chairman of the board, if there be such an officer, the chief executive officer shall, subject to the control of the Board, have general supervision, direction and control of the business and officers of the Corporation. He shall be an ex-officio member of all committees and shall have the general powers and duties of management usually vested in the office of the chief executive officer of corporations, and shall have such other powers and duties as may be prescribed by the Board or these By-Laws.

8. President. If a chairman of the board shall not have been appointed or, having been appointed, shall not be serving or be absent, the president shall preside at all meetings of the board of directors or of shareholders. He or she shall sign, unless he or she designates in writing someone to sign on his or her behalf, all deeds and conveyances, all contracts and agreements, and all other instruments requiring execution on behalf of the Corporation, and shall act as operating and directing head of the Corporation, subject to policies established by the board of directors.

9. Vice Presidents. There shall be as many vice presidents as shall be determined by the board of directors from time to time, and they shall perform such duties as from time to time may be assigned to them. Any one of the vice presidents, as authorized by the Board, shall have all the powers and perform all the duties of the president in case of the temporary absence of the president or in the case of his or her temporary inability to act. In case of the permanent absence or inability of the president to act, the office shall be declared vacant by the board of directors and a successor chosen by the Board.

10. Secretary. The secretary shall see that the minutes of all meetings of shareholders, of the board of directors and of any standing committees are kept. He or she shall be the custodian of the corporate seal and shall affix it to all proper instruments when deemed advisable by him or her. He or she shall give or cause to be given required notices of all meetings of the shareholders and of the board of directors. He or she shall have charge of all the books and records of the Corporation except the books of account, and in general shall perform all the duties incident to the office of the secretary of a Corporation and such other duties as may be assigned to him or her.

11. Treasurer. The treasurer, if one shall have been appointed and be serving, shall have general custody of all the funds and securities of the Corporation except such as may be required by law to be deposited with any state official. He or she shall see to the deposit of the funds of the Corporation in such bank or banks as the board of directors may designate. Regular books of account shall be kept under his or her direction and supervision, and he or she shall render financial statements to the president, directors and shareholders at proper times. The treasurer shall have charge of the preparation and filing of such reports, financial statements and returns as may be required by law. He or She shall give to the Corporation such fidelity bond as may be required by law, and the premium therefore shall be paid by the Corporation as an operating expense.

12. Assistant Secretaries. There may be such number of assistant Secretaries as from time to time the board of directors may fix, and such persons shall perform such functions as from time to time may be assigned to them. No assistant secretary shall have power or authority to collect, account for or pay any tax imposed by any federal, state or city government.

13. Assistant Treasurers. There may be such number of assistant treasurers as from time to time the board of directors may fix, and such persons shall perform such functions as from time to time may be assigned to them. No assistant treasurer shall have the power or authority to collect, account for or pay any tax imposed by any federal, state or city government.

14. Resignations. Any officer may resign his office at any time by giving written notice of his resignation to the president or the secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if no time be specified therein, at the time of the receipt thereof.

ARTICLE V

CAPITAL STOCK

1. Share Certificates. Shares may be (but upon authorization by the board of directors need not be) represented by certificates. Unless the Arizona Business Corporation Act or another Arizona statute expressly provides otherwise, the rights and obligations of the shareholders are identical whether or not their shares are represented by certificates.

2. Execution of Certificates. Each share certificates shall be in a form approved by the board of directors. Each certificate shall be signed either manually or in facsimile by the president and the secretary or such other officer or officers designated by the board of directors.

3. Shares Without Certificates. Every holder of uncertificated shares, on request to the Corporation, is entitled to receive a certificate that complies with the requirements in the Arizona Business Corporation Act. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of all of the information required by the Arizona business Corporation Act to appear on certificates.

4. Registered Shareholders. All certificates of stock shall be consecutively numbered and the numbers, the names of the owners, the number of shares and the date of issue shall be entered on the books of the Corporation. The Corporation shall be entitled to treat the holder of record of shares as the holder-in-fact, and, except as otherwise provided by the laws of Arizona, shall not be bound to recognize any equitable or other claim to or interest in the shares.

5. Restrictions on Stock Transfer. No sale, pledge or other transfer for consideration of shares of stock of this Corporation shall be valid or effective until the shareholder, his or her personal representative or heir gives notice to the secretary of this Corporation of the proposed transfer and a brief description thereof, and either (1) counsel for the Corporation, upon reviewing the proposed transfer, renders an opinion that the proposed transfer may be effected without registration under the Securities Act of 1933 or any similar federal statute and under the securities law of any state in which the whole or any part of such transfer takes place; or (2) if, in the opinion of counsel, for the Corporation, such registration is necessary, then until such registration is in effect.

Notice as used herein shall be sufficient if in writing and if sent by registered mail.

6. Transfer of Shares. Shares of the Corporation shall only be transferred on its books upon the surrender to the Corporation of the share certificates duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. In that event, the surrendered certificates shall be cancelled, new certificates issued to the person entitled to them and the transaction recorded on the books of the Corporation.

7. Lost, Destroyed, Mutilated or Stolen Certificates. The holder of any share certificate(s) of the Corporation shall immediately notify the Corporation of any loss, destruction, mutilation or theft of the share certificate(s) therefore, and the board of directors may, in its discretion, cause a new share certificate or certificates to be issued to such holder in case of mutilation of the share certificate(s), upon the surrender of the mutilated share certificate(s), or, in case of loss, destruction or theft of the share certificate(s), upon satisfactory proof of such loss, destruction or theft, and, if the board of directors shall so determine, the submission of a properly executed lost security affidavit and indemnity agreement, or the deposit of a bond in such form and in such sum, and with such surety or sureties, as the board of directors may direct.

8. Transfer Agent and Registrar. The board of directors may appoint one or more transfer agents and one or more registrars, and may require all share certificates to bear the signature of signature of any of them.

9. Dividends. The board of directors may from time to time declare dividends upon the capital stock of the Corporation from the unreserved and unrestricted earned surplus or the unreserved and unrestricted earned net profits of the Corporation, in compliance with A.R.S. Section 10-623.

ARTICLE VI

INDEMNIFICATION

1. Directors and Officers; Third Party Actions. The Corporation shall indemnify any director or officer of the Corporation who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was an authorized representative of the Corporation (which, for the purposes of this Article VI, shall mean a director, officer, employee or agent of the Corporation or of another corporation, partnership, joint venture, trust or other enterprise at the request of the Corporation) against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by he or she in connection with such action, suit or proceeding, if he or she acted, or failed to act, in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe that the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the he or she did not act, or fail to act, in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that the conduct was unlawful.

2. Directors and Officers – Derivative Actions. The Corporation shall indemnify any director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was an authorized representative of the Corporation, against expenses, including attorneys’ fees, actually and reasonably incurred by he or she in connection with the defense or settlement of such action or suit if he or she acted, or failed to act, in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, provided, however, that no indemnification shall be made in respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

3. Employees and Agents. To the extent that an authorized representative of the Corporation who neither was nor is a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VI, he or she shall be indemnified by the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Such an authorized representative may, at the discretion of the Corporation, be indemnified by the Corporation in any other circumstances to the same extent as the Corporation would have been required by Sections 1 or 2 of this Article VI to indemnify he or she if he or she were or had been a director or officer of the Corporation.

4. Procedure for Effecting Indemnification. Indemnification under Sections 1, 2 or 3 of this Article VI shall, unless ordered by a court (which case the expense, including attorneys’ fees, of the authorized representative in enforcing the right of indemnification shall be added to and be included in the final judgment against the Corporation) be made in a specific case upon a determination that indemnification of the authorized representative is required or proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VI. Such a determination shall be made by any one of the following:

a. By the Board, by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding;

b. If such a quorum is not obtainable, then in a written opinion of independent legal counsel appointed by a majority of the disinterested directors for that purpose;

c. If there are no disinterested directors, by the court or other body before which the action, suit or proceeding was brought, or by any court of competent jurisdiction upon the approval of an application by any person seeking indemnification, in which case indemnification may include the expenses, including attorneys’ fees, actually and reasonably paid in connection with such application; or

d. By the shareholders.

5. Advancing Expenses. Expenses, including attorneys’ fees, incurred by an authorized representative of the Corporation in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of a director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation as required in this Article VI or authorized by law and may be paid by the Corporation in advance on behalf of any other authorized representative when authorized by the Board upon receipt of a similar undertaking.

6. Maintenance of Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of a other corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation should have the power to indemnify him or her against such liability under the provisions of this Article VI.

7. Savings Clause. The indemnification and other benefits provided by or granted pursuant to this Article VI, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person.

8. Scope of Article.

a. Each person who shall act as an authorized representative of the Corporation shall be deemed to be doing so in reliance upon such rights of indemnification as are provided in this Article VI.

b. The indemnification provided by this Article VI or otherwise provided by law shall not be deemed exclusive of any other rights to which those benefited may be entitled under any agreement, vote of shareholders or disinterested directors, statute or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office or position.

ARTICLE VII

VOLUNTARY DISSOLUTION

1. Pursuant to Arizona law, the Corporation may be voluntarily dissolved by the written consent of all shareholders. Furthermore, the Corporation may be dissolved by a resolution of the Board of Directors and an affirmative vote of the holders of a majority of the shares of the Corporation. Thereafter, Articles of Dissolution shall be delivered to the Arizona Corporation Commission (“Commission”).

2. Following a filing with the Commission of Articles of Dissolution, the Corporation shall:

a. give notice thereof mailed to each known creditor of the Corporation;

b. within thirty days after such filing, publish in a newspaper of general circulation for three consecutive publications a copy of the Articles of Dissolution, and an affidavit evidencing such publication shall also be filed with the Commission; and

c. deliver a written request to the Department of Revenue of the State of Arizona for issuance of a Tax Clearance Certificate in accordance with A.R.S. § 43-1151, and a copy of the Tax Clearance Certificate shall also be filed with the Commission.

ARTICLE VIII

REPEAL, ALTERATION OR AMENDMENT

These By-laws may be repealed, altered, or amended, or substitute By-laws may be adopted at any time, either (i) by an affirmative vote of the shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon at a duly organized annual or special meeting of shareholders, or (ii) with respect to those matters which are not by statute reserved exclusively to the shareholders, by an affirmative vote of a majority of the board of directors of the Corporation at any regular or special meeting of directors.

CERTIFICATE

The undersigned, the duly elected and acting Secretary of AMC Holdings, Inc., an Arizona corporation, does hereby certify that the foregoing By-laws constitute the By-laws of the Corporation as approved by a Unanimous Consent in Lien of Organizational Meeting executed by the Board of Directors dated as of June 27, 2002.

DATED this 27th day of June 2002.

/s/ Dan Lawrence
Dan Lawrence Secretary